Exhibit 23.0

Consent of Beard Miller Company LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 15, 2007, on the consolidated financial statements of Northeast Community Bancorp, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, in the Registration Statement No. 333-132543 on Form S-8 filed with the Securities and Exchange Commission by Northeast Community Bancorp, Inc. with respect to Northeast Community Bank 401(k) Plan.

/s/  Beard Miller Company LLP

Pine Brook, New Jersey
March 30, 2007